As filed with the Securities and Exchange Commission on February 10, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Life Technologies Corporation
(Exact name of Registrant as specified in its charter)

Delaware	33-0373077
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

5791 Van Allen Way
Carlsbad, California 92008
(760) 603-7200
(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

John A. Cottingham
Chief Legal Officer and Secretary
Life Technologies Corporation
5791 Van Allen Way
Carlsbad, California 92008
Telephone: (760) 603-7200
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Jamie Knox, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 335-4500 Facsimile: (212) 335-4501	David L. Szekeres Head Counsel, M&A, Governance & Securities Life Technologies Corporation 5791 Van Allen Way Carlsbad, California 92008 Telephone: (760) 603-7200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Type of Securities	Amount to be	Proposed Maximum Offering	Aggregate	Registration
to be Registered	Registered	Price per Unit	Offering Price	Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	An indeterminate principal amount of securities, which may be senior or subordinated, is being registered as may from time to time be offered at indeterminate prices.

(2)	The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

PROSPECTUS

Life Technologies Corporation

Debt Securities

We may offer and sell the debt securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein or therein, and other offering materials before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Investing in our securities involves risks.  See “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement, other offering materials and in our periodic reports filed with the Securities and Exchange Commission concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2010.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we have filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended). By using a shelf registration statement, we may sell any amount and combination of our debt securities from time to time and in one or more offerings. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering material together with the information incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and in any other offering material we authorize. We have not authorized any other person to provide you with different information. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus, “Life Technologies,” “Company,” “we,” “our,” and “us” means Life Technologies Corporation and its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.lifetechnologies.com. The information on or connected to our web site, however, is not, and should not be deemed to be, a part of or incorporated by reference into this prospectus or any prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the terms of the offered securities and related matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede information contained in this prospectus. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or replaces that statement.

We incorporate by reference the documents listed below, which have not been included or delivered with this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus and the applicable prospectus supplement.

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 2, 2009, as amended by Form 10-K/A, filed with the SEC on March 11, 2009;

•	Our Definitive Proxy Statement filed with the SEC on March 20, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009, the quarter ended June 30, 2009, filed with the SEC on August 6, 2009, and the quarter ended September 30, 2009, filed with the SEC on November 5, 2009;

•	Our Current Reports on Form 8-K, filed with the SEC on January 22, 2009, February 18, 2009, April 16, 2009, April 30, 2009, May 6, 2009, July 27, 2009, July 30, 2009, September 4, 2009, November 10, 2009, November 13, 2009, December 18, 2009, January 22, 2010, January 27, 2010, January 28, 2010, January 29, 2010 and February 5, 2010 (Form 8-K/A);

•	The audited consolidated statement of operations of Applied Biosystems Inc. for the fiscal years ending June 30, 2008, June 30, 2007 and June 30, 2006, consolidated statements of financial position at June 30, 2008 and 2007, consolidated statements of cash flows and consolidated statements of stockholders’ equity, for the fiscal years ended June 30, 2008, 2007 and 2006, the related notes thereto, management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management Report on Internal Controls over Financial Reporting), and the independent registered public accounting firm’s report related thereto included in Applied Biosystems Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008, filed on August 27, 2008; and

•	The unaudited condensed consolidated statements of operations for the three months ended September 30, 2008 and 2007, condensed consolidated statements of financial position at September 30, 2008 and June 30, 2008, condensed consolidated statements of cash flows for the three months ended September 30, 2008 and 2007 and the related notes thereto of Applied Biosystems Inc. included in Applied Biosystems Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 6, 2008.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Secretary
Life Technologies Corporation
5791 Van Allen Way
Carlsbad, California 92008
Telephone: (760) 603-7200

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus, accompanying prospectus supplement or other offering material and the information incorporated herein and therein by reference may contain “forward-looking” statements. Any statement about our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” “outlook” and similar expressions. Additionally, statements concerning future matters, such as the development of new products, enhancements of technologies, sales levels and operating results and other statements regarding matters that are not historical are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from the results expressed in the statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or other offering material and the information incorporated herein and therein by reference. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this prospectus, any accompanying prospectus supplement or other offering material and the information incorporated herein and therein by reference. Among the key factors that have an impact on our results of operations are:

•	the risks and other factors described under the caption “Risk Factors” under Item 1A of our annual report on Form 10-K for the fiscal year ended December 31, 2008, this prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference;

•	the integration of acquired businesses into our operations;

•	general economic and business conditions;

•	industry trends;

•	our assumptions about customer acceptance, overall market penetration and competition from providers of alternative products and services;

•	our funding requirements; and

•	availability, terms and deployment of capital.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by applicable law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and their emergence may be impossible for us to predict. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

For a more detailed discussion of these and other risk factors, see Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as well as in Part II, Item IA. “Risk Factors” and Part I, Item 2. “Management Discussion of Financial Condition and Results of Operation” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and as disclosed in our other filings with the SEC.

LIFE TECHNOLOGIES CORPORATION

We are a global biotechnology tools company dedicated to improving the human condition. Our systems, consumables and services enable researchers to accelerate scientific exploration, driving to discoveries and developments that make life even better. Life Technologies customers do their work across the biological spectrum, working to advance personalized medicine, regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Life Technologies employs approximately 9,000 people, has a presence in more than 160 countries, and possesses a rapidly growing intellectual property estate of approximately 3,900 patents and exclusive licenses. Life Technologies was created by the combination of Invitrogen Corporation and Applied Biosystems Inc. on November 21, 2008.

Life Technologies is a Delaware corporation. Our principal executive offices are located at 5791 Van Allen Way, Carlsbad, California 92008. Our main telephone number is (760) 603-7200.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in “Part I, Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2008, and in “Part II, Item 1A. Risk Factors” included in our Quarterly Reports filed on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, which documents are incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering material relating to an offering of our securities as well as the information incorporated by reference herein or therein.

The risks and uncertainties described in any applicable prospectus supplement or other offering material as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering material, as well as the documents incorporated by reference, actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, without limitation, the repayment of indebtedness and the repurchase of our common stock. Specific allocations of the proceeds for such purposes have not been made at this time. We may invest funds not required immediately for such purposes in short-term investment grade securities or as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges for Life Technologies for the periods indicated.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges	1.8	3.8	2.2	2.9	1.9	2.8	2.5

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For purposes of calculating the above ratios, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense (which includes interest on indebtedness and amortization of debt expense) and the portion of rents that Life Technologies believes to be representative of the interest factor.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, senior or subordinated debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.

The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, as it may be amended and supplemented from time to time. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents, in addition to any underwriter, participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission, and concessions allowed or reallowed or paid to dealers may be changed from time to time.

The maximum compensation to be received by any participating Financial Industry Regulatory Authority (“FINRA”) member will not be greater than 8% for the sale of any securities being registered pursuant to SEC Rule 415 under this prospectus.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the debt securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US), New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, which is included in our Current Report on Form 8-K filed on January 29, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Applied Biosystems Inc. incorporated in this Registration Statement and the Prospectus by reference from Applied Biosystems, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law. Life Technologies has obtained liability insurance for the benefit of its directors and officers.

The restated certificate of incorporation of Life Technologies provides that, to the fullest extent that the Delaware Corporation Law as from time to time in effect permits the limitation or elimination of the liability of directors, no director of Life Technologies shall be personally liable to Life Technologies or its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, Life Technologies has entered into indemnification agreements with each of its executive officers and directors containing provisions that may require Life Technologies, among other things, to indemnify those officers and directors against liabilities that may arise by reason of their status or service as officers or directors. The agreements also provide for Life Technologies to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified. Life Technologies also intends to execute such agreements with its future directors and executive officers.

These indemnification provisions may be sufficiently broad to permit indemnification of Life Technologies’ officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

The foregoing is only a general summary of certain aspects of Delaware Corporation Law and Life Technologies’ restated certificate of incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Life Technologies’ restated certificate of incorporation.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index hereto and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on February 10, 2010.

LIFE TECHNOLOGIES CORPORATION

By:	/s/ John A. Cottingham
John A. Cottingham
Chief Legal Officer and Secretary

Date: February 10, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of John A. Cottingham and David L. Szekeres with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory T. Lucier Gregory T. Lucier	Chairman and Chief Executive Officer (Principal Executive Officer)	February 10, 2010

/s/ David F. Hoffmeister David F. Hoffmeister	Chief Financial Officer (Principal Financial Officer)	February 10, 2010

/s/ Kelli A. Richard Kelli A. Richard	Chief Accounting Officer (Principal Accounting Officer)	February 10, 2010

/s/ George F. Adam, Jr. George F. Adam, Jr.	Director	February 10, 2010

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	February 10, 2010

/s/ Donald W. Grimm Donald W. Grimm	Director	February 10, 2010

Signature	Title	Date

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	February 10, 2010

/s/ Arnold J. Levine, Ph.D. Arnold J. Levine, Ph.D.	Director	February 10, 2010

/s/ William H. Longfield William H. Longfield	Director	February 10, 2010

/s/ Bradley G. Lorimer Bradley G. Lorimer	Director	February 10, 2010

/s/ Ronald A. Matricaria Ronald A. Matricaria	Director	February 10, 2010

/s/ Per A. Peterson, Ph.D. Per A. Peterson, Ph.D.	Director	February 10, 2010

/s/ W. Ann Reynolds, Ph.D. W. Ann Reynolds, Ph.D.	Director	February 10, 2010

/s/ William S. Shanahan William S. Shanahan	Director	February 10, 2010

/s/ David C. U’Prichard, Ph.D. David C. U’Prichard, Ph.D.	Director	February 10, 2010

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement
4.1		Form of Indenture (including the form of Note)
4.2		Form of Note (included in Exhibit 4.1)
5.1		Opinion of DLA Piper LLP (US)
12.1		Statement regarding the computation of ratio of earnings to fixed charges
23.1		Consent of Ernst & Young LLP, independent registered public accounting firm
23.2		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.3		Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1		Powers of Attorney (contained on page II-5)
25.1		Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.